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                                                                   Exhibit 10.36

                               DIME BANCORP, INC.
                      VOLUNTARY DEFERRED COMPENSATION PLAN

             (As Amended and Restated Effective as of July 24, 1997)

                 1. Establishment and Purpose of the Plan. This Voluntary Deferred Compensation Plan (the "Plan") is established to enable certain management and highly compensated employees of Dime Bancorp, Inc. (the "Company") and its subsidiaries to defer a portion of their income and to, instead, receive such income at a later date. The Plan provides a means to attract and retain the executive talent needed to achieve the Company's long-term growth and profitability objectives. Effective as of January 1, 1996, the Anchor Bancorp, Inc. Voluntary Deferred Compensation Plan (the "Anchor Plan") was merged into this Plan.

                 2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of Dime Bancorp, Inc. or such other committee appointed either by the Board of Directors of the Company (the "Board") or by such Compensation Committee (the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to investments deemed made hereunder in phantom stock of the Company, action by the Committee may be by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3 as promulgated under Section 16(b) of the Act, appointed by the Board or by the Compensation Committee of the Board. The Committee shall be authorized to interpret the Plan and make decisions regarding any questions arising thereunder, and any such interpretation or decision of the Committee shall, unless overruled or modified by the Board, be final, conclusive and binding upon all employees of the Company and its subsidiaries and upon any person claiming benefits or rights under the Plan by or through any such employee. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The Committee may, in its discretion, designate a person or persons to carry out such duties or functions as the Committee so determines, and to the extent provided under the Company's fiduciary delegation policy (and not inconsistent with the requirements of Section 16(b) of the Act) shall be deemed to have so designated the Benefits Committee of the Company. Notwithstanding any provision of the Plan to the contrary, any duty or function which may be performed by the Committee or its delegatee under the Plan may instead be performed by the Board if the Board so determines in its sole discretion.

                 3. Eligibility. With respect to each opportunity to defer compensation hereunder, officers and full-time salaried employees of the Company and its subsidiaries (including members of the Board or members of the boards of directors of any of its subsidiaries who are otherwise employees of the Company or any of its subsidiaries) shall be permitted to participate if and to the extent that they are designated, by name or classification, for participation by the Committee in its sole discretion. In all events, it is intended that this program be limited to a select group of
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management or highly compensated employees, within the meaning of the Employee
Retirement Income Security Act of 1974, as amended.

                 4. (a) Voluntary Deferrals of Compensation. With respect to each year as to which an individual has been designated as eligible to participate in this Plan, the individual may elect to become a Participant in the Plan by submitting to the Committee or its designee a written election to defer receipt of a specified dollar amount (with respect to basic salary) or either a specified dollar amount or a percentage (with respect to incentive compensation) of the amounts that would otherwise be earned by the Participant in connection with his or her employment by the Company or one or more of its subsidiaries in the next following calendar year. Except as otherwise provided by the Committee in accordance with law, such election shall be made on or before the last day of the calendar year preceding the calendar year with respect to which the election relates. Notwithstanding the foregoing, elections may be made with respect to compensation to be earned after the date of the election and during the period July 1, 1994 through December 31, 1994, no later than July 29, 1994, and, with respect to each individual who is first designated as eligible hereunder after July 29, 1994, elections may be made to defer receipt of such compensation to be earned after the date of election through the end of the calendar year of the election within 30 days after the individual is so designated. The Committee may provide that certain Participants are only permitted to elect deferrals of incentive compensation or of basic salary. No election for a deferral of compensation shall apply to an amount (of both salary and incentive compensation) that totals less than $5,000, and no deferral of salary with respect to any period shall apply to more than 50% of the salary of the Participant for such period.

                       (b) Automatic Deferrals of Compensation. Whether or not an individual otherwise participates in the Plan pursuant to subparagraph
(a) above, an individual shall automatically participate in the Plan to the extent any compensation that would otherwise be payable to such individual (including amounts otherwise payable under this Plan) is required to be deferred in accordance with a policy adopted by the Compensation Committee of any of the Company or any of its subsidiaries with regard to the limitation on deductibility of compensation payments under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to such extent, for purposes of this Plan and other benefit arrangements of the Company and each of its subsidiaries, the individual shall be deemed to have timely elected that payment of such amounts be deferred hereunder.

                 5. Accounts under the Plan. Amounts deferred by a Participant pursuant to Paragraph 4(a) hereof, or otherwise automatically deemed deferred pursuant to Paragraph 4(b) hereof, shall be maintained in an Account for such Participant by the Company or by the subsidiary of the Company responsible to pay the compensation so deferred. Each Account shall constitute a bookkeeping account, the records with respect to which shall reflect the amounts of compensation that have been deferred and the amount of deemed earnings or losses, if any, that relate to such amounts. Accounts shall include amounts previously deferred under the Anchor Plan, and deemed earnings or losses on such amounts with respect to periods prior to January 1, 1996, the date as of which the Anchor Plan was merged into this Plan. Notwithstanding anything in the Plan to the


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contrary, the Bank shall be jointly and severally liable for the payment of all benefits payable under the Plan.

                 6. Deemed Investment of Accounts. The Account maintained on behalf of each Participant with respect to the amounts deferred by that Participant hereunder (and, with respect to periods prior to January 1, 1996 during which amounts were deferred under the Anchor Plan, under the Anchor Plan) with respect to each year of participation by the Participant shall be deemed to be invested in, and shall be adjusted to reflect earnings and losses of, such investments or investment funds as is designated as available from time to time by the Committee. To the extent the Committee makes available alternative deemed investment vehicles with respect to amounts eligible to be deferred under the Plan, each Participant shall, upon making a deferral election hereunder, designate, in the form and manner prescribed by the Committee, that the amounts to be credited to his or her Account be applied in such proportions as he or she may designate, in such multiples as is permitted by the Committee, in each deemed investment made available by the Committee. The Committee may make available different deemed investments for amounts deferred at different times under the Plan, and may change the available deemed investments under the Plan from time to time. The Committee may also designate that only one deemed investment be available with respect to any amounts deferred hereunder, in which event that deemed investment shall apply to all such amounts without regard to any other election that a Participant may desire. Notwithstanding anything herein to the contrary, if, following a Change in Control (as defined in Paragraph 13) or a Corporate Event (as defined below), one or more of the investment options under the Plan are eliminated, the Committee shall make available an investment option or have all Accounts credited with earnings based on a single deemed investment (or, if the Committee fails to so act, an investment option or single deemed investment, as described in this sentence, shall automatically be made available under the Plan) providing for a monthly investment return equal to no less than the published fixed rate return for 30-year U.S. Treasury securities as in effect on the last business day of each month (or, in the event such a return on 30-year U.S. Treasury securities is not then available, there shall be provided an investment return as shall be determined by the "Committee" under the Umbrella Trust Agreement among the Company, The Dime Savings Bank of New York, FSB (the "Bank") and Marine Midland Bank with respect to the Covered Arrangements for Outside Directors of the Bank and Related Entities). For purposes of this Paragraph 6, a "Corporate Event" shall mean the execution of a binding agreement that, if consummated, would result in a Change in Control of a type specified in clause (i) or (iii) of Paragraph 13 (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (iv) of Paragraph 13 (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (iv) of Paragraph 13 (a "Plan of Liquidation"); provided, however, that a Corporate Event shall not be deemed to exist after the Abandonment Date. As used in this Paragraph 6, the term "Abandonment Date" shall mean the date on which
(A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated,
(B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) the Bank or the Company


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abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal.

                 7. (a) Change in Investment Directions. A Participant may, by filing a notice in the form and manner prescribed by the Committee, elect to change his or her investment direction with respect to all or a portion of the amounts then held, or to be held, in such Participant's Account, with such election and the new investment direction becoming effective as of the first day of any calendar quarter (i.e. January 1, April 1, July 1 or October 1), provided such investment direction election is made, and not revoked, prior to 10:00 a.m. on the first day of such calendar quarter. Such direction may relate solely to amounts already allocated to the Participant's Account (in which event it shall constitute a direction to transfer amounts in the Participant's Account among the various available deemed investments) or may relate solely to amounts to be deferred in the future, or may relate to both amounts already allocated to the Participant's Account and amounts to be deferred in the future. Any investment direction election made by a Participant shall remain in effect until changed, to the extent such change is permitted under the Plan. Elections previously made with respect to amounts allocated to accounts under the Anchor Plan prior to January 1, 1996 and allocated to Accounts under this Plan as of such date shall continue in effect under this Plan unless changed pursuant to this Paragraph 7.

                       (b)   Securities   Law   Limitations.   Notwithstanding
anything in the Plan to the contrary, if at any time a Participant who is an Insider (as defined below) is prohibited by the Section 16 Rules (as defined below) from directing that his or her Account be (i) deemed invested in an investment fund that invests in common stock of the Company, (ii) deemed transferred to a deemed investment in common stock of the Company or (iii) to the extent of any deemed investment in common stock of the Company, deemed redeemed for whatever reason, any such direction shall be disregarded and not given effect. For purposes of this Paragraph 7, an Insider shall mean, with respect to the Company or any of its subsidiaries, (i) any Participant who is subject to the Section 16 Rules, determined in accordance with Rule 16a-2 thereof, and (ii) solely with respect to certain trading restrictions with respect to common stock of the Company imposed from time to time by the Company or any of its subsidiaries, any Participant who is subject to such trading restrictions. For purposes of this Paragraph 7, the Section 16 Rules mean those rules (as from time to time amended) promulgated by the Securities and Exchange Commission ("SEC") under Section 16 of the Act. For purposes of the Plan, an action shall be deemed to be prohibited by the Section 16 Rules, if it could, if permitted or occurring, result in a transaction not being exempt from the provisions of Section 16(b) of the Act. An action in violation of certain trading restrictions with respect to common stock of the Company imposed from time to time by the Company or any of its subsidiaries shall be deemed to be prohibited by the Section 16 Rules solely for purposes of the Plan.

                       (c)   Special  Phantom  Stock  Valuation.   If  amounts
credited to a Participant's Account and deemed invested in phantom stock of the Company on the date of a Change


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in Control (as defined in Paragraph 13), are, in accordance with the election of the Participant, deemed redeemed and deemed reinvested in any one or more of the deemed investment funds then made available under the Plan and the deemed redemption occurs after the occurrence of a Change in Control, but on or before the first day of the third calendar quarter following the occurrence of the Change in Control, the deemed redemption of such phantom stock shall be valued based on the greater of (A) the closing price of the common stock of the Company, as reported on the New York Stock Exchange, on the date on which the deemed redemption occurs or (B) the highest closing price of the common stock of the Company, as reported on the New York Stock Exchange, during the 90-day period ending on, and including, the date of the Change in Control. If amounts credited to a Participant's Account, and deemed invested in phantom stock of the Company, are deemed redeemed after the occurrence of a Change in Control (as defined in Paragraph 13), but on or before the first day of the third calendar quarter following the occurrence of the Change in Control and, in accordance with Paragraph 12, are paid to the Participant (or his or her Beneficiary) as a distribution under the Plan, the deemed redemption of such phantom stock shall be valued based on the greater of (A) the closing price of the common stock of the Company, as reported on the New York Stock Exchange, on the date on which the deemed redemption occurs or (B) the highest closing price of the common stock of the Company, as reported on the New York Stock Exchange, during the 90-day period ending on, and including, the date of the Change in Control. Notwithstanding anything in this Plan to the contrary, in the case of a Participant who, as of July 24, 1997, had elected under the Plan to receive a distribution of his or her Account (to the extent attributable to deferrals made through 1997 (and related earnings)) upon a Change in Control or a Transfer of Control (as such terms were defined under the Plan immediately prior to July 24, 1997), the special phantom stock valuation provision, provided in this subparagraph (c), shall apply to such Participant only if the Participant has consented, in the form and manner prescribed by the Chief Human Resources
Officer of the Company, to an amendment to the Plan replacing the prior change in control provisions hereunder with the Change in Control provisions (as defined in Paragraph 13) under this Plan. Once such consent is provided no further consent of a Participant shall be required for such provisions to remain effective. In the case of a Participant who, as of July 24, 1997, has not elected to receive a distribution of his or her Account upon a Change in Control or Transfer of Control (as such terms were defined under the Plan immediately prior to July 24, 1997), the special phantom stock valuation provision shall apply without regard to the consent requirements described above.

                 8. Crediting of Accounts. Each Participant's Account shall be deemed credited at the end of each calendar quarter (or on such other dates as is designated by the Committee) with the earnings or losses that the amount in the Account would have experienced had the Account actually been invested in the deemed investment designated by the Participant or, as appropriate, the Committee.

                 9. Investment in Phantom Stock of Dime Bancorp, Inc. In accordance with such administrative rules and procedures as may be prescribed by the Committee, phantom investments in Dime Bancorp, Inc. common stock shall be offered for the investment of Participant Accounts. In accordance with Rule 16b-3 (as in effect pursuant to rules issued by the SEC under Section 16(b) of the Act on May 31, 1996) and relevant interpretations of the SEC thereunder, it is


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intended that approval of the Plan by the Board shall satisfy the condition for approval under Rule 16b-3 with respect to the investment of new deferrals in phantom stock of Dime Bancorp, Inc.

                 10. Status of Investments. All investments actually made by the Company or any subsidiary pursuant to this Plan will be deemed made solely for the purpose of aiding such entity in measuring and meeting its obligations under the Plan. Further, the Company and its subsidiaries are not limited to the investments described in the provisions set forth above but are merely obligated to provide payments pursuant to the terms of this Plan that reflect the investment returns offered by the deemed investments made available under the Plan. The Company or, as applicable, one or more of its subsidiaries, will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments evidencing such investments. This Plan places no obligation upon the Company or any of its subsidiaries to invest any portion of the amount in a Participant's Account, to invest or continue to invest in any specific asset, to liquidate any particular investment, or to apply in any specific manner the proceeds from the sale, liquidation, or maturity of any particular investment. Nothing stated herein shall cause such investments to be treated as anything but the general assets of the Company or, as applicable, its subsidiaries, nor will anything stated herein cause such investments to represent the vested, secured or preferred interest of the Participant or his or her beneficiaries designated under this Plan. Participants hereunder have the status of unsecured creditors with respect to their Accounts, and it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                 11. Vesting. Participants shall be fully vested in all amounts in their Accounts at all times.

                 12. (a) Payment of Accounts. At the time a Participant elects to defer compensation pursuant to Paragraph 4(a) hereunder, the Participant shall designate the time and the manner for the payment of the amounts to be thereby allocated to such Participant's Account with respect to such deferral of compensation. Except as otherwise provided below, and subject to the provisions of Paragraph 4(b) hereunder, payment of such amounts, along with deemed earnings thereon, to a Participant shall commence upon a fixed date selected by the Participant at the time of the deferral chosen from the following dates:

                     (i) The last day of a calendar quarter ending at least three years from the end of the calendar year in which the deferred compensation would otherwise be payable, but occurring on or before the March 31st that follows the Participant's attaining age 702.

                     (ii) The last day of any one of the four calendar quarters ending after the employment of the participant with the Company or any of its subsidiaries terminates (as designated by the participant at the time of deferral).

Except as otherwise provided below, payment of amounts in a Participant's Account in connection with deferrals pursuant to Paragraph 4(a) hereunder shall be either in a lump sum or such number of


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quarterly or annual installments (limited in such manner as is determined by the
Committee) that is designated by the Participant at the time the compensation is deferred. Except as otherwise provided below, and subject to the provisions of Paragraph 4(b) hereunder, a Participant may elect (at the time of deferral of compensation pursuant to Paragraph 4(a) hereunder) to receive a designated dollar amount (to the extent such amount is allocated to the Participant's Account with respect to the deferral of compensation in question) or percentage of the Participant's Account at the end of one or more calendar quarters otherwise available for election for the commencement of distributions as described above, with the remainder of the amount subject to such designation to be distributed commencing at such other date chosen from clause (i) or (ii) above. A Participant may also, solely to the extent permitted by the Committee, and subject to the provisions of Paragraph 4(b) hereunder, direct that all of the amounts then allocated to the Participant's Account in connection with deferrals pursuant to Paragraph 4(a) hereunder be distributable to the Participant upon a Change in Control of the Company (as defined below), or that all or a portion of such amounts otherwise payable to the Participant be distributable in the event of a Hardship (as defined below), in which event the amount of any further scheduled distribution shall be reduced by the amount previously distributed on account of such event. To the extent permitted by the Committee, a Participant may elect that if the Participant dies before payments of a deferred amount have otherwise commenced to the Participant, the amount allocated to the Participant's Account in connection with deferrals pursuant to Paragraph 4(a) hereunder be distributed to the Participant's Beneficiary (as defined below) either on the last day of the calendar quarter in which the Participant dies (or as soon as practicable thereafter) or on the last day of the first calendar quarter in the calendar year immediately following the date of the Participant's death; provided, however that if no such election is made, payment shall be made in a single lump sum at the end of the calendar quarter in which the Participant died, or as soon as practicable thereafter. If payments of a deferred amount in the form of installments have already commenced to the Participant, they shall continue to be made after the Participant's death to the Participant's Beneficiary, who shall otherwise be granted the same rights as were held by the Participant hereunder. Each Participant's Account under the Plan shall be reduced by the amount of any distribution hereunder. Notwithstanding the foregoing, in the case of a Participant who, as of July 24, 1997, had elected under the Plan to receive a distribution of his or her Account (to the extent attributable to deferrals made through 1997 (and related earnings)) upon a Change in Control or a Transfer of Control (as such terms were defined under the Plan immediately prior to July 24, 1997)), such distribution, if any, shall continue to be made upon a Change in Control or a Transfer of Control (as the case may be), unless the Participant has consented, in the form and manner prescribed by the Chief Human Resources Officer of the Company, to the applicability of the amendment to the Plan replacing, under Paragraph 13, the change in control provisions (as they applied under the Plan immediately prior to July 24, 1997) with the Change in Control provision (as provided in Paragraph 13) as it relates to the distribution of a Participant=s deferrals under the Plan through 1997 (and related earnings). In the case of a Participant who, as of July 24, 1997, had not elected to receive a distribution of his or her Account (as provided in the preceding sentence) upon a Change in Control or Transfer of Control (as such terms were defined under the Plan immediately prior to July 24, 1997), the distribution of such Participant=s Account shall, if elected by the Participant, be made upon a Change in Control (as defined in Paragraph 13). To the extent otherwise necessary to enable the transactions relating to a distribution under this Paragraph 12 to qualify for exemption under Section


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16(b) of the Act, the distribution of a Participant=s Account under this
Paragraph 12 shall occur on the earliest date such distribution may be made whereby the transactions relating to the distribution qualify for exemption under Section 16(b) of the Act, provided that, with the consent of the Participant, the Committee may direct that any such distribution be made on any earlier date.

                       (b)   Additional  Payment  Elections.   Notwithstanding
the preceding provisions of this Paragraph 12 to the contrary, and subject to the provisions of Paragraph 4(b) hereunder, a Participant may subsequently elect, in such form and manner as may be prescribed by the Committee, that the amounts credited to his or her Account be distributed commencing on one of the dates described in clause (a)(i) or (a)(ii) above in lieu of the date(s) initially selected, provided that any such election is made at least twenty-four
(24) months prior to the earlier of the date payments would otherwise commence (other than on account of Hardship or a Change in Control) or the Participant's termination of service for any reason with the Company and, as applicable, all subsidiaries of the Company. Further, notwithstanding the preceding provisions of this Paragraph 12 to the contrary, and subject to the provisions of Paragraph 4(b) hereunder, a Participant may also subsequently elect, in such form and manner as may be prescribed by the Committee, that the amounts credited to his or her Account be paid in any one of the forms of benefit payment provided under this Paragraph 12 in lieu of the form of payment initially selected, provided that any such election is made at least twenty-four (24) months prior to the earlier of the date payments would otherwise commence (other than on account of Hardship or a Change in Control) or the Participant's termination of service for any reason with the Company and, as applicable, all subsidiaries of the Company.

                       (c) Payment of Automatic Deferrals of Compensation. All amounts in a Participant's Account in connection with deferrals pursuant to Paragraph 4(b) hereunder shall be paid in a lump sum (or such other form of benefit elected in accordance with clause (b) above) commencing on the later of
(i) last day of the first calendar quarter in the calendar year immediately following the date of the Participant=s termination of employment with the Company and all subsidiaries of the Company (or such earlier date that the Committee directs) or (ii) the date such amounts would otherwise be paid pursuant to the terms of the Plan.

                 13. Change in Control. For purposes of the Plan, a "Change in Control" shall mean the occurrence of any of the following events:

                       (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;

                       (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals who, on July 24, 1997, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election


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of directors of the Company) whose appointment or election by the Board of
Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;

                       (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected solely to implement a recapitalization of the Company or the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities; or

                       (iv) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition.

                 As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Act; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv)


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a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                   14. Hardship. Unless otherwise determined by the Committee, for purposes of this Plan, a Participant shall be deemed to have incurred a Hardship in the event the Participant experiences severe financial difficulties resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or another similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. The determination of whether or not a Participant has incurred a Hardship shall be made by the Committee, and no distribution on account of a Hardship shall be in excess of the amount necessary to meet the emergency.

                   15. Designation of Beneficiaries. In the event that a Participant dies prior to the receipt of all amounts payable to him or her pursuant to the Plan, all remaining amounts credited to his Account shall be paid to such one or more beneficiaries and in such proportions as the Participant may designate, in accordance with the provisions of Paragraph 12. If no Beneficiary has been named by the Participant, or if a named Beneficiary has predeceased the Participant and no successor beneficiary has been named or if a beneficiary designation is otherwise ineffective, payment shall be made to the estate of the Participant, and if any Beneficiary shall die after payments to that Beneficiary have commenced, if any remaining payments would otherwise be made to such Beneficiary, they shall instead be made to the estate of the Beneficiary. A Beneficiary designation pursuant to this Paragraph 15 shall not be effective unless it is in writing and is received by the Committee prior to the death of the Participant making the designation.

                   16. Withholding. Taxes (including income and employment taxes) shall be withheld from payments under the Plan to the extent required by law, and to the extent that any withholding or other taxes are required to be paid prior to the payment of deferred amounts hereunder, amounts shall be withheld from other amounts otherwise payable to the Participant, or the Company (or the subsidiary of the Company responsible to pay the compensation deferred hereunder) may require the Participant to make other arrangements for the payment of such obligations, or both.

                   17. Nonalienation. The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiaries.

                   18. Indemnification. The Company shall indemnify, hold harmless and defend each member of the Board, each member of the Committee, each member of the Benefits Committee, and each of their designees who are employees of the Company or any of its subsidiaries, against their reasonable costs, including legal fees, incurred by them, or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce the terms of the Plan.


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

                   19. Severability. A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                   20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                   21. Notices. Any notice or other communication required or permitted to be given to a party under the Plan shall be deemed given if personally delivered or if mailed, postage prepaid, by certified mail, return receipt requested, to the party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                        (a)    if to the Committee:

                               Dime Bancorp, Inc.
                               589 Fifth Avenue
                               New York, New York  10017

                               Attention:  Chief Human Resources Officer

                        (b) if to any party other than the Committee, to such party at the address last furnished by such party by written notice to the Committee.

                   22. Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New York, except to the extent that such laws are preempted by federal law.

                   23. Construction of Language. Wherever appropriate in the Plan, words used in the singular may be read in the plural, words in the plural may be read in the singular, and words importing the masculine gender shall be deemed equally to refer to the feminine or the neuter. Any reference to an Article or Section shall be to an Article or Section of the Plan, unless otherwise indicated.

                   24. Amendment or Discontinuance. The Board, the Committee, or any duly designated delegatee of the Board or the Committee may amend, discontinue or terminate the Plan at any time; provided, however, that no amendment or discontinuance shall affect the rights of Participants to amounts already allocated to their Accounts under the Plan or that shall be allocated in accordance with deferral elections already made under the terms of the Plan. The Benefits Committee of the Company may make any amendment to the Plan that may be necessary or appropriate to facilitate the administration, management, and interpretation of the plan or to conform


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

the Plan thereto or that may be necessary or appropriate to satisfy requirements of law, provided that any such amendment does not significantly affect the cost to the Company or any of its subsidiaries of maintaining the Plan.


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